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                                                                    EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts and to the use of our reports dated August 6, 1999 and March 10, 1999, in the Registration Statement on Form SB-2 and related prospectus of Modern Medical Modalities Corporation for the registration of 551,194 shares of its common stock.


/s/ Vincent J. Batyr & Co.
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September 10, 1999